Exhibit 10.55.4

TREEMONT CAPITAL PARTNERS IV, LP, as assignor

(Borrower)

to

STARWOOD MORTGAGE CAPITAL LLC, as assignee

(Lender)

ASSIGNMENT

OF LEASES AND RENTS

Dated:            As of April 4, 2019

Location:       6435 50th Street

Lubbock, Texas

County:         Lubbock

PREPARED BY AND UPON

RECORDATION RETURN TO:

Holland & Knight LLP 101

South Tryon Street

Suite 2000

Charlotte, North Carolina 28280

Attention: David Iacuzio

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment")  is made as of the 4th day of April, 2019 by TREEMONT CAPITAL PARTNERS IV, LP, a Texas limited partnership, having its principal place of business at 1415 South Voss #110-94, Houston, Texas 77057, as assignor ("Borrower"), to STARWOOD MORTGAGE CAPITAL LLC, a Delaware limited liability company, as assignee, having an address at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139 (together with its successors and assigns, "Lender").

WI  TN  E S S E TH:

A.         This Assignment is given in connection with a loan in the principal sum of NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00) (the "Loan") made by Lender to Borrower pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.         The Note is secured by that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement dated the date hereof made by Borrower for the benefit of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Mortgage"), encumbering, as a first mortgage lien thereon,  the  land more particularly described on Exhibit A annexed hereto and made a part hereof and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the "Property").

C.         Borrower has agreed to execute and deliver this Assignment to further secure the payment and performance of all of the Obligations under the Note, the Loan Agreement and the other Loan Documents.

D.        This Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment:

ARTICLE 1

ASSIGNMENT

Section 1.1        Property      Assigned.           Borrower      hereby      absolutely      and

unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned or hereafter acquired by Borrower:

(a)         Leases. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Property, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") (collectively, the "Leases"), together with any extension, renewal or replacement of same. This Assignment of existing and future Leases and other agreements is effective without any further or supplemental assignment documents.

(b)        Rents. All Rents, which term shall include Rents paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code.

(c)         Bankruptcy Claims. All of Borrower's claims and rights  (the "Bankruptcy Claims") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(d)        Lease Guaranties. All of Borrower's right, title and interest in, and claims under, any and all lease guaranties, letters of credit and any other credit support (individually, a "Lease Guaranty", and collectively, the "Lease Guaranties") given by any guarantor in connection with any of the Leases or leasing commissions (individually, a "Lease Guarantor", and collectively, the "Lease Guarantors") to Borrower.

(e)         Proceeds. All proceeds from the sale or other disposition of the Leases,  the Rents, the Lease Guaranties and/or the Bankruptcy Claims.

(f)         Other. All rights, powers, privileges, options and other benefits of Borrower as the lessor under any of the Leases and the beneficiary under any of the Lease Guaranties, including, without limitation, the immediate and continuing right to make claims for, and to receive, collect and acknowledge receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower or any lessor is or may become entitled to do under any of the Leases or Lease Guaranties.

(g)        Entry. The right, at Lender's option, upon revocation of  the  license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

(h)        Power Of Attorney. Borrower's irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment, and any or all other actions designated by Lender for the proper management and preservation of the Property.

(i)         Other Rights And Agreements. Any and all other rights of Borrower in  and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE2 TERMS OF ASSIGNMENT

Section 2.1 Present Assignment and License Back.  It is intended  by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the terms of the Loan Agreement and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents, as well as any sums due under the Lease Guaranties. Borrower shall hold the Rents, as well as all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Obligations, in trust for the benefit of Lender for use in the payment of such sums.

Section 2.2 Notice to Lessees. Borrower hereby authorizes  and  directs  the lessees named in any commercial or retail Leases, any other future lessees or occupants of the Property (but expressly excluding hotel guests) and all Lease Guarantors  to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties, upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment and that an Event of Default exists, that such Person(s) should thereafter pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties and to continue so to do until otherwise notified by Lender, and Borrower hereby agrees that such Person(s) may rely upon such written demand from Lender to so pay said Rents and all sums due under the Lease Guaranties without any inquiry into whether there exists an Event of Default or whether Lender is otherwise entitled to said Rents and sums due under the Lease Guaranties.

Section 2.3 Incorporation by Reference. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, as the same may be modified, renewed, substituted or extended from time to time, are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE3

REMEDIES

Section 3.1 Remedies of Lender. Upon or at any time after the occurrence and during the continuance of an Event of Default, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked and Lender shall immediately be entitled to possession of all Rents and all sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property. In addition, Lender may, at its option, without waiving any Event of Default, without regard to the adequacy of the security for the Obligations, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto, and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and, either with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents and all sums due under all Lease Guaranties, including, without limitation, those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may deem proper, and may apply the Rents and the sums received pursuant to any Lease Guaranties to the payment and performance of the following in such order and proportion as Lender in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Lender may deem necessary or desirable, and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Lender may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Obligations, together with all costs and reasonable attorneys' fees and costs. In addition, upon the occurrence of an Event of Default, Lender, at its option, may (1) complete any construction on the Property in such manner and form as Lender deems advisable, (2) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, and/or (3) either (i) require Borrower to pay monthly  in advance to Lender or to any receiver appointed to collect the Rents the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in the possession of Borrower, or (ii) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 3.2 Other Remedies. Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, the Mortgage or the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Obligations and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Obligations of Borrower under this Assignment, the Loan Agreement,  the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower's right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 3.3  Other Security.  Lender  may (i) take or release  other security  for  the payment and performance of the Obligations, (ii) release any party primarily or secondarily liable therefor, and/or (iii) apply any other security held by it to the payment and performance of the Obligations, in each instance, without prejudice to any of its rights under this Assignment.

Section 3.4 Non-Waiver. The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and the sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any Default or Event of Default by Borrower under the Note, the Loan Agreement, the Mortgage,  this Assignment or the other Loan Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower's obligations hereunder by reason of

(a)  the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note or the other Loan Documents. Lender may resort for the payment and performance of the Obligations to any other security held by Lender in such order and manner as Lender, in its sole discretion, may elect. Lender may take any action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment. The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5       Bankruptcy.

(a)        Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)       If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender  not less than ten (10) days' prior notice of the date on which Borrower shall  apply to the bankruptcy  court for authority to reject such Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands  that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after Lender's notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE4

NO LIABILITY, FURTHER ASSURANCES

Section 4.1 No Liability of Lender. This Assignment  shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender; provided, however, that nothing in this section relieves Lender of any legal obligation to perform obligations under the Leases. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct or bad faith of Lender. Lender shall not be  obligated  to perform or discharge- any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall indemnify Lender for, and hold Lender harmless from, (a) any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment,  and (b) any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the  Leases or any Lease Guaranties. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, shall be secured by this Assignment and by the Mortgage and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare the Obligations to be immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

Section 4.2 No Mortgagee In Possession. Nothing herein contained shall be construed as constituting Lender a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

Section 4.3 Further Assurances. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1  Conflict  of  Terms.  In case of any conflict  between the terms  of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 5.2  No Oral Change.  This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party(ies) against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.3 General Definitions.  Unless  the  context  clearly  indicates  a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in the singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by the Loan Agreement," the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include  any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Section 5.4 Inapplicable Provisions.  If any  provision  of this  Assignment  is  held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Assignment, such provision shall be fully severable and this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment, unless such continued effectiveness of this Assignment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5 Governing Law.  THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS HAVING JURISDICTION IN THE CITY AND/OR COUNTY IN WHICH THE PROPERTY IS LOCATED, AND BORROWER HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 5.6 Termination  of Assignment.  Upon payment  and performance  in  full of the Obligations, this Assignment shall become and be void and of no effect.

Section 5.7 Notices. All  notices or other written  communications hereunder  shall be delivered in accordance with Section 11.6 of the Loan Agreement.

Section 5.8 WAIVER OF TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS ASSIGNMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE  AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 5.9 Exculpation. The prov1s1ons of Section 11.22 of the  Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

Section 5.10 Successors and Assigns.  This Assignment shall be binding upon  and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns forever. Lender shall have the right, without the consent of Assignor, to assign or transfer its rights under this Assignment in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment. Borrower shall not have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

Section 5.11 Headings, Etc. The headings and  captions  of  the  various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.12 Recitals. The recitals hereof are a part hereof, form a basis for this Assignment and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.13 Joint and Several Liability.  If more than one Person has executed this Assignment as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

[NO FURTHER TEXT ON TIDS PAGE]

IN WITNESS WHEREOF, Borrower has executed this Assignment the day and year first above written.

BORROWER:

TREEMONT CAPITAL PARTNERS IV, LP, a
Texas limited partnership

By:	Treemont Capital Partners IV GP, LLC, a Texas
limited liability company, its general partner

	By:	/s/ Philip A. McRae
Name:Philip A. McRae
Title:Manager

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIs	§

This  instrument  was  ACKNOWLEDGED  before me on April 2nd, 2019 by Philip A. McRae, the Manager of Treemont Capital  Partners  IV G P, LLC, a  Texas  limited liability company, the general partner of TREEMONT CAPITAL PARTNERS IV, LP, a Texas limited partnership, on behalf of said limited partnership.

[SEAL]	/s/ Kay Street
Notary Public, State of Texas
Name: Sharon K. Street
Commission Expires: 12-04-2021
Notary ID 1901703

My Commission Expires:

Assignment of Leases and Rents (Fairfield Inn & Suites Lubbock)

EXHIBIT A

Legal Description

The land referred to is situated in the City of Lubbock, County of Lubbock, State of Texas, and is described as follows:

Parcel A: Fee Simple Estate

Lot Five-A (5-A), a replat of Lot 5, CANYON WEST ADDITION to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof, recorded in/under Clerk's File No. 2016024991 of the Official Public Records of Lubbock County, Texas, save and except any and all rights, titles and interests previously reserved, conveyed or created with respect to oil, gas, or other minerals in and under the land.

Parcel B: Easement Estate

All right, title and interest as provided in the Declaration of Restrictions and Reciprocal Easement Agreement recorded in/under Volume 10138, Page 14; amended in/under Clerk's File No. 2011012478 and ratified and corrected in/under Clerk's File No. 2013030944 to Lot Five-B (5-B), a replat of Lot 5, CANYON WEST ADDITION to the City of Lubbock, Lubbock County, Texas, according to the Map, Plat and/or Dedication Deed thereof, recorded in/under Clerk's File No. 2016024991 of the Official Public Records of Lubbock County, Texas.

For Information Only: Tax No. R327901

FILED AND RECORDED

OFFICIAL PUBLIC RECORDS

(  '-..-J/:-s .  '  Ii.

!             /- \'

'-------¥\

'  y    u...<::,t/ ../

I

Kelly Pinion, County Clerk Lubbock County, TEXAS 04/05/2019 09:04 AM

Recording Fee: $70.00

2019011814